UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  December 21, 2016

DERMIRA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36668	27-3267680
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

275 Middlefield Road, Suite 150
Menlo Park, California	94025
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 421-7200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On December 28, 2016, Dermira, Inc. (the “Company”) filed a Current Report on Form 8-K with the Securities and Exchange Commission reporting that the Company’s Board of Directors (the “Board”) had elected Emmanuel Caeymaex as a director, effective January 1, 2017 (the “Original Report”).  The Company is filing this Amendment No. 1 on Form 8-K/A to correct and clarify the Original Report (this “Amendment”).

The Original Report disclosed that in connection with Mr. Caeymaex’s service as a director, he would receive the Company’s standard non-employee director cash and equity compensation.  However, as a UCB S.A. employee, Mr. Caeymaex has waived receipt of the cash and equity compensation described in the Original Report for his role as a director on the Board.

Other than the preceding disclosure, no other disclosure reported in the Original Report is amended pursuant to this Amendment.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DERMIRA, INC.

Date: January 4, 2017	By:	/s/ Thomas G. Wiggans
	Name:	Thomas G. Wiggans
	Title:	Chief Executive Officer

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